UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2014

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35877	46-1347456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1906 Towne Centre Blvd, Suite 370 Annapolis,

Maryland 21401

(Address of principal executive offices)

(410) 571-9860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 12, 2014, Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company”) entered into an amended and restated senior secured revolving credit facility with Bank of America, N.A. as administrative agent to add a fixed rate option, additional subsidiaries as borrowers, incorporate previous amendments and modify the timing of borrowings on certain projects. The credit facility and the amendments thereto are described in more detail below.

In July 2013, the Company entered into a $350 million senior secured revolving credit facility through newly-created, wholly-owned special purpose subsidiaries (the “Borrowers”). The terms of the credit facility are set forth in the Loan Agreement (G&I) (the “G&I Loan Agreement”) and the Loan Agreement (PF) (the “PF Loan Agreement”, and together with the G&I Loan Agreement, the “Loan Agreements”). In November 2013, the PF Loan Agreement was amended to provide the Company with the flexibility to negotiate an alternative interest rate margin on certain loans with the approval of the administrative agent. In May 2014, the Company amended the PF Loan Agreement to increase its overall borrowing capacity by $200 million to $500 million, increase the maximum borrowings allowed at any point in time in the facility by $100 million to $250 million and expand the collateral eligibility criteria to reflect current market opportunities in distributed energy assets. On August 12, 2014, the Company entered into amended and restated Loan Agreements which a) incorporated the terms of the first two amendments, b) added additional subsidiaries as Borrowers, c) provided for a fixed rate loan option for the PF Loan Agreement and d) modified the timing of borrowings on certain projects. The Company has guaranteed the obligations of the Borrowers under each of the Loan Agreements pursuant to (x) a Continuing Guaranty, dated July 19, 2013 and (y) a Limited Guaranty, dated July 19, 2013. As part of the August 2014 amendment, the Company entered into amended and restated versions of these guaranties.

The amended and restated credit facility provides for total maximum advances of $900 million (i) in the case of the G&I Loan Agreement, in the principal amount of $200 million to be used to leverage certain qualifying government and institutional financings entered into by the Company, with maximum total advances (without giving effect to prepayments or repayments) of $400 million, and (ii) in the case of the PF Loan Agreement, in the principal amount of $250 million to be used to leverage certain qualifying project financings entered into by the Company, with maximum total advances (without giving effect to prepayments or repayments) of $500 million. The scheduled termination date of each of the Loan Agreements is July 19, 2018. Loans under the G&I Loan Agreement bear interest at a rate equal to the London Interbank Offered Rate (“LIBOR”) plus 1.50% or, under certain circumstances, the Federal Funds Rate plus 1.50%. Loans under the PF Loan Agreement bear interest at a rate equal to LIBOR plus 2.50% or, under certain circumstances, the Federal Funds Rate plus 2.50%, or a specifically negotiated rate on certain loans as approved by the administrative agent. Under the PF Loan Agreement, the Borrowers also have the option of a loan where the rate is fixed until the expiration of the credit facility in July 2018. The fixed rate is determined by agreement between the Borrower and Administrative Agent and is based on the prevailing US SWAP rate of an equivalent term to the average-life of the fixed rate portion of the borrowing plus an agreed upon margin.

Any financing of the Company proposed to be included in the borrowing base as collateral under the Loan Agreements will be subject to the approval of the administrative agent in its sole discretion. The amount eligible to be drawn under the Loan Agreements for purposes of financing such investments will be based on a discount to the value of each investment or an applicable valuation percentage. Under the G&I Loan Agreement, the applicable valuation percentage for non-delinquent investments is 80% in the case of a U.S. Federal Government obligor, 75% in the case of an institutional obligor or a state and local obligor, and with respect to other obligors or in certain circumstances, such other percentage as the administrative agent may prescribe. Under the PF Loan Agreement, the applicable valuation percentage is 67% or such other percentage as the administrative agent may prescribe. The sum of approved financings after taking into account the valuation percentages and any changes in the valuation of the financings in accordance with the Loan Agreement determines the borrowing capacity, subject to the overall facility limits described above.

Each Loan Agreement contains terms, conditions, covenants, and representations and warranties that are customary and typical for a transaction of this nature. The Loan Agreements contain various affirmative and negative covenants, and limitations on the incurrence of liens and indebtedness, investments, fundamental organizational changes, dispositions, changes in the nature of business, transactions with affiliates, use of proceeds and stock repurchases.

Each Loan Agreement also includes customary events of default, including for the existence of a default in more than 50% of underlying financings. The occurrence of an event of default may result in termination of the Loan Agreements, acceleration of amounts due under both Loan Agreements, and accrual of default interest at a rate of LIBOR plus 2.50% in the case of the G&I Loan Agreement and at a rate of LIBOR plus 5.00% in the case of the PF Loan Agreement.

The Loan Agreements require that the Company maintains the following financial covenants:

Covenant	Covenant Threshold
Minimum Liquidity (defined as available borrowings under the Loan Agreements plus unrestricted cash divided by actual borrowings) of greater than:	5%
12 month rolling Net Interest Margin of greater than:	zero
Maximum Debt to Equity Ratio of less than:	4 to 1

For purposes of the Maximum Debt to Equity ratio, debt is defined as total indebtedness excluding accounts payable and accrued expenses and nonrecourse debt.

The foregoing descriptions of the Loan Agreements are not complete and are qualified in their entirety by reference to the full text of the Loan Agreements, which the Company intends to file with the Securities and Exchange Commission as an exhibit to a subsequent report.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

August 12, 2014	By:	/s/	Steven L. Chuslo
		Name:	Steven L. Chuslo
		Title:	Executive Vice President and General Counsel